                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                              EXCHANGE ACT OF 1934

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[X]  Preliminary Proxy Statement               [ ]  Confidential, for Use of the Commission
                                                    Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                          ALTIVA FINANCIAL CORPORATION
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

        ------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials:

    ----------------------------------------------------------------------------

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                                  ALTIVA LOGO

                                                              February    , 2000

Dear Stockholder:

     We invite you to attend the 2000 Annual Meeting of Stockholders of Altiva Financial Corporation to be held at 10:00 a.m., Eastern Standard Time, on Tuesday, February 29, 2000 at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303. The matters to be considered at the meeting are described in the formal Notice and Proxy Statement on the following pages.

     Whether or not you plan to attend in person, it is important that your shares be represented at the Annual Meeting. The Board of Directors recommends that Stockholders vote FOR each of the matters described in the Proxy Statement to be presented at the Annual Meeting. PLEASE DATE AND SIGN YOUR PROXY CARD AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE. Thank you.

                                           Sincerely,

                                           Champ Meyercord
                                           Chairman of the Board and
                                           Chief Executive Officer

                          ALTIVA FINANCIAL CORPORATION
                        1000 PARKWOOD CIRCLE, SUITE 600
                             ATLANTA, GEORGIA 30339

                             ---------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                             ---------------------

To the Stockholders of Altiva Financial Corporation:

     NOTICE IS HEREBY GIVEN that the 2000 Annual Meeting of Stockholders or any adjournment or postponement thereof (the "Annual Meeting") of Altiva Financial Corporation, a Delaware corporation (the "Company"), will be held at 10:00 a.m., Eastern Standard Time, on February 29, 2000 at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303 for the following purposes, all of which are set forth more completely in the accompanying proxy statement:

          (1) To elect 5 directors to serve until the next annual meeting of stockholders or until their successors have been duly elected and qualified;

          (2) To vote on a proposal to ratify and approve the proposed issuance of shares of the Company's common stock, par value $.01 (the "Common Stock"), upon conversion of the Company's 12% Secured Convertible Senior Notes due 2006 to be issued to Value Partners, Ltd;

          (3) To vote on a proposal to issue shares of Common Stock upon conversion of the Company's 12% Secured Convertible Senior Notes due 2006 to be exchanged for the Company's outstanding 12 1/2% Subordinated Notes due 2001;

          (4) To vote on a proposal to ratify and approve amendments to the Company's 1999 Incentive Stock Plan; and

          (5) To transact such other business as may properly come before the meeting or any adjournment thereof.

     The Board of Directors has fixed the close of business on January 17, 2000 as the record date for determining those Stockholders entitled to notice of, and to vote at, the Annual Meeting.

     You are cordially invited to attend the Annual Meeting in person. EVEN IF YOU PLAN TO ATTEND IN PERSON, YOU ARE REQUESTED TO DATE, SIGN AND RETURN THE ENCLOSED PROXY AT YOUR EARLIEST CONVENIENCE. You may revoke your proxy at any time prior to its use.

                                          By Order of the Board of Directors

                                          Champ Meyercord
                                          Chairman of the Board and
                                          Chief Executive Officer

Atlanta, Georgia
February   , 2000

             PLEASE DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT
              PROMPTLY IN THE ENVELOPE PROVIDED FOR THAT PURPOSE.

                          ALTIVA FINANCIAL CORPORATION
                             ---------------------

                                PROXY STATEMENT
                             ---------------------

     This Proxy Statement is furnished in connection with the solicitation of proxies by the Board of Directors (the "Board") of Altiva Financial Corporation, a Delaware corporation (the "Company"), for use at the 2000 Annual Meeting of Stockholders of the Company or any adjournment or postponement thereof (the "Annual Meeting"). The Annual Meeting will be held at 10:00 a.m., Eastern Standard Time, on February 29, 2000 at the offices of King & Spalding, 191 Peachtree Street, Atlanta, Georgia 30303.

     This Proxy Statement, the Notice of Annual Meeting, the proxy card and the Company's Annual Report to Stockholders were mailed to Stockholders of the
Company on or about February   , 2000.

RECORD DATE

     Only stockholders of record at the close of business on January 17, 2000 (the "Record Date") are entitled to vote at the Annual Meeting.

SHARES OUTSTANDING AND VOTING RIGHTS

     As of the Record Date, there were 4,062,697 shares of the Common Stock of the Company, par value $.01 (the "Common Stock"), outstanding and entitled to vote. Each share of Common Stock entitles the holder to one vote on all matters presented at the Annual Meeting.

PROXY PROCEDURE

     Proxies properly executed and returned in a timely manner will be voted at the Annual Meeting in accordance with the directions noted thereon. If no direction is indicated, proxies will be voted FOR the election of the nominees named herein as directors, FOR the other proposals set forth herein, and in accordance with the judgment of the persons acting under the proxies on any other matters presented for a vote. Any Stockholder giving a proxy has the power to revoke it at any time before it is voted, either in person at the Annual Meeting, by written notice to the Secretary of the Company or by delivery of a later-dated proxy.

     Votes cast by proxy or in person at the Annual Meeting will be tabulated by the inspector(s) of elections appointed for the meeting and will be counted in determining whether or not a quorum is present. A proxy submitted by a stockholder may indicate that all or a portion of the shares represented by such proxy are not being voted by such stockholder with respect to a particular matter ("non-voted shares"). This could occur, for example, when a broker is not permitted to vote shares held in "street name" on certain matters in the absence of instructions from the beneficial owner of the shares. Non-voted shares with respect to a particular matter will not be considered shares present and entitled to vote on such matter, although such shares will be counted for purposes of determining the presence of a quorum. Shares voting to abstain as to a particular matter, and directions to "withhold authority" to vote for directors, will not be considered non-voted shares and will be considered present and entitled to vote with respect to such matter.

VOTING REQUIREMENTS

     Provided that a quorum is present at the Annual Meeting, the affirmative vote of a plurality of the votes cast by the shares present in person or by proxy will be required to elect each director. The proposals to ratify the amendments to the Company's 1999 Incentive Stock Plan and to approve the contemplated issuance of shares of Common Stock, to Value Partners, Ltd. ("Value Partners") upon conversion of the 12% Secured Convertible Senior Notes (the "Secured Notes") to be issued to Value Partners and conversion of additional 12% Secured Convertible Senior Notes due 2006 (the "Exchange Notes") to be issued to holders of the Company's outstanding 12 1/2% Subordinated Notes due 2001 require the affirmative vote of the majority of the shares represented and entitled to vote at the meeting. Non-voted shares will have no effect on the proposal to elect directors or the proposals to amend the Plan and the proposals to issue Common Stock to Value Partners or the holders of the Exchange Notes. ABSTENTIONS WITH RESPECT TO A PROPOSAL ARE COUNTED FOR PURPOSES OF ESTABLISHING A QUORUM. IF A QUORUM IS PRESENT, ABSTENTIONS (I) WILL HAVE THE EFFECT OF A VOTE "AGAINST" THE PROPOSALS AND THE PROPOSAL TO APPROVE THE ISSUANCE OF COMMON STOCK TO VALUE PARTNERS AND THE HOLDERS OF THE EXCHANGE NOTES AND TO AMEND THE COMPANY'S 1999 INCENTIVE STOCK PLAN AND (II) WILL HAVE NO EFFECT ON THE ELECTION OF DIRECTORS.

COSTS OF SOLICITATION

     Proxies will be solicited by the Board through use of the mails. Proxies may also be solicited by directors, officers and other employees of the Company, either personally, by mail, by telephone or otherwise, but such persons will not be compensated for such services. Brokerage firms, banks, fiduciaries, voting trustees or other nominees will be requested to forward the soliciting material to each beneficial owner of stock held of record by them.

                              PROPOSAL NUMBER ONE

                             ELECTION OF DIRECTORS

GENERAL

     The Company's board of directors has fixed the number of directors at ten. Stockholders annually elect directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected and qualified. Stockholders are being asked to elect five directors to serve until the annual meeting in 2001 or until their successors have been duly elected and qualified.

     The following is a brief description of the business experience of each nominee for at least the past five years.

     Edward B. "Champ" Meyercord has been Chairman and Chief Executive Officer of the Company since July 1998 and, prior thereto, he was a special consultant to the Company from May 1998 to July 1998. From 1994 to 1998, Mr. Meyercord was a senior investment banker with Greenwich Capital Markets, most recently as a co-head of the Mortgage and Asset Backed Finance Group. In addition to his involvement with asset backed securities, Mr. Meyercord was involved in the development of financing vehicles for specialty finance companies. Greenwich Capital Markets has performed investment banking services for the Company since 1994. Prior to 1994, Mr. Meyercord was a co-managing partner of Hillcrest Partners, a private investment bank specializing in mergers and acquisitions for financial institutions. Mr. Meyercord is a member of the Board of Directors of The National Home Equity Mortgage Association.

     Spencer I. Browne has been a Director of the Company since consummation of the initial public offering in November 1996. For more than five years prior to September 1996, Mr. Browne held various executive and management positions with several publicly traded companies engaged in businesses related to the residential and commercial mortgage loan industry. From August 1988 until September 1996, Mr. Browne served as President, Chief Executive Officer and a Director of Asset Investors Corporation ("AIC"), a New York Stock Exchange ("NYSE") traded company he co-founded in 1986. He also served as President, Chief Executive Officer and a Director of Commercial Assets, Inc., an American Stock Exchange traded company affiliated with AIC, from its formation in October 1993 until September 1996. In addition, from June 1990 until March 1996, Mr. Browne served as President and a Director of M.D.C. Holdings, Inc., a NYSE traded company and the parent company of a major home builder in Colorado.

     Hubert M. Stiles, Jr. Mr. Stiles has been a Director of the Company since July 1998. Since September 1996, Mr. Stiles has been a money manager for and President of T. Rowe Price Recovery Fund II Associates, L.L.C. Mr. Stiles has been Vice President of T. Rowe Price Associates, Inc. and a money manager for and President of T. Rowe Price Recovery Fund Associates, Inc. since May 1988.

     David J. Vida, Jr. Mr. Vida has been a Director of the Company since June 1998. Since July 1996, Mr. Vida has been President of City Mortgage Services, a division of City National Bank. Mr. Vida served as Chief Financial Officer of Prime Financial Corp. from June 1994 until June 1996. From January 1992 to June 1994, Mr. Vida was a Senior Accountant for KPMG Peat Marwick LLP.

     John D. Williamson, Jr. has been a Director of the Company since September 1998. Since January 1997, Mr. Williamson has been engaged in the corporate practice of law and as a consultant. From 1983 to January 1997, Mr. Williamson worked in various capacities at Transport Life Insurance Company (a subsidiary of Travelers Group, Inc.) including Chief Executive Officer, Vice Chairman of the Board, and Chairman of the Board.

     Each of these nominees has indicated a willingness to serve on the board of directors of the Company.

VOTE REQUIRED

     The five nominees who receive the greatest number of votes cast for the election of directors shall become directors at the conclusion of the tabulation of votes.

     THE BOARD OF DIRECTORS RECOMMENDS APPROVAL FOR THE NOMINEES SET FORTH ABOVE. PROXY CARDS THAT ARE SIGNED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY CARD.

                              PROPOSAL NUMBER TWO

          ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE OUTSTANDING 12% SECURED CONVERTIBLE SENIOR NOTES OF THE COMPANY DUE 2006
                      TO BE ISSUED TO VALUE PARTNERS, LTD.

GENERAL

     In order to raise capital to fund its operating and capital expenditures on an ongoing basis, the Company intends to issue to Value Partners $14.0 million principal amount of Secured Notes. Consideration to be paid by Value Partners for the Secured Notes will consist of (1) $5.0 million in cash and (2) the exchange of $9.0 million principal amount of currently outstanding 12% Secured Convertible Notes (the "Convertible Notes") previously issued to Value Partners in August and December 1999. Subject to approval by the Company's stockholders, the outstanding principal amount of the Secured Notes will be convertible at the rate of one share of Common Stock for each $1.78 of outstanding principal amount of the Secured Notes (the "Conversion Price"), which amount shall automatically be reduced to $0.98 of the outstanding principal amount of the Secured Notes upon the mandatory conversion of a portion of the Exchange Notes, as discussed below (as it may be adjusted pursuant to the terms of the Secured Notes, the "Conversion Price"). Assuming stockholder approval of Proposal Number Three and the mandatory conversion of a portion of the Exchange Notes, the $14.0 million aggregate principal amount of the Secured Notes would be convertible into an estimated maximum of 14,284,000 shares of Common Stock (subject to adjustment as provided in the Secured Notes), which will represent 50% of the Fully Diluted Shares of the Company. The Fully Diluted Shares will be equal to the sum of (i) the total number of shares of Common Stock outstanding immediately prior to the mandatory conversion of a portion of the Exchange Notes plus (ii) the total number of shares of Common Stock still issuable upon mandatory conversion of a portion of the Exchange Notes plus (iii) the shares of Common Stock still issuable upon conversion of the Company's outstanding Series A Convertible Preferred Stock plus (iv) any in-the-money options to acquire shares of Common Stock which are outstanding upon consummation of the mandatory conversion of a portion of the Exchange Notes plus (v) the shares of Common Stock issuable upon conversion of the Secured Notes. Stockholders are being asked to approve the issuance of the shares of Common Stock issuable upon conversion of the Secured Notes. The Board unanimously recommends that the stockholders vote for the approval of this issuance.

ISSUANCE OF THE CONVERTIBLE NOTES

     In July 1999, the Company acquired all of the outstanding capital stock of The Money Centre, Inc. ("Money Centre"), a mortgage-lending platform based in Charlotte, North Carolina. The purchase price consisted of three components (1) cash, (2) shares of Common Stock and (3) future, performance-based payments. The cash component of the purchase price was financed through the sale of $7.0 million principal amount of Convertible Notes to Value Partners. Value Partners subsequently sold a participation interest in $2.0 million principal amount of the Convertible Notes to T. Rowe Price Recovery Fund II, L.P., of which Hubert
M. Stiles, Jr., a member of the Company's Board, is president of the managing general partner, T. Rowe Price Recovery Fund II Associates, L.L.C.

     The Convertible Notes were initially secured by a pledge of certain mortgage related securities, along with the future proceeds generated by these securities, and certain payment rights retained by the Company after the Company had securitized certain loans it generated in 1996, 1997 and 1998 (the "Original Collateral").

     As described in detail under the heading "Management's Discussion and Analysis of Financial Condition and Results of Operations -- Liquidity and Capital Resources" in the Annual Report to Stockholders on Form 10-K distributed along with this Proxy Statement, the Company in the period from November 1999 through January 2000 experienced a cash shortage. As a result, the Company was required to raise additional cash in order to fund its operating and capital expenses. On December 13, 1999, the Company and Value Partners reached an agreement in principle for the issuance of an additional $7.0 million in debt to Value Partners. Subsequently, the parties agreed that the additional debt would take the form of the $14.0 million principal amount Secured Note which would represent the additional $7.0 million of cash being raised as well as the exchange of the outstanding $7.0 million Convertible Notes.

     In order to meet the Company's short term financing needs, Value Partners agreed on December 13 and December 31, 1999 to purchase an aggregate of $2.0 million principal amount of Convertible Notes. These Convertible Notes were also secured by the Original Collateral, and additionally, $1.8 million of these Convertible Notes were also secured by a pledge by Altiva of the capital stock of Money Centre.

TERMS OF THE SECURED NOTES

     The parties intend to enter into a definitive agreement regarding the issuance to Value Partners of the $14.0 million principal amount of Secured Notes. The Secured Notes will be issued in exchange for (1) the outstanding principal amount of the Convertible Notes and (2) $5.0 million in cash. Pursuant to a participation agreement, T. Rowe Price Recovery Fund II, L.P. will purchase a participation interest in $5.5 million principal amount of the Secured Notes.

     Relationship to Exchange Notes. The Secured Notes and the Exchange Notes will constitute one class of notes of the Company and shall be equal or pari passu in rights of payment of principal, premiums (if any) and interest. Except for provisions regarding convertibility, the material terms of the Secured Notes and the Exchange Notes shall be identical. The holders of the Secured Notes and the Exchange Notes will vote as a single class for purposes of amending, modifying or waiving the provisions of the Secured Notes and the Exchange Notes.

     Security. The Secured Notes are secured in their entirety by the Original Collateral and the capital stock of Money Centre. The security interest of the holders of the Secured Notes in the Original Collateral and the capital stock of Money Centre will be equal or pari passu to the security interest of the QIB Exchange Holders (as defined below under Proposal Three) while the security interest of the holders of the Secured Notes in the capital stock of Money Centre will be junior to that of the Non-QIB Exchange Holders (as defined below under Proposal Three). The Non-QIB Exchange Holders will not be entitled to any priority in right of payment of principal, interest or premium as a result of their senior security interest in the capital stock of Money Centre.

     Conversion. If the stockholders approve the issuance of Common Stock upon the conversion of the Secured Notes, the Secured Notes will become convertible at the Conversion Price. In order to prevent dilution of the percentage of the outstanding Common Stock into which the Secured Notes will be convertible, the Conversion Price will be adjusted accordingly if, among other things:

     - the Company pays a dividend in Common Stock or securities convertible into Common Stock;

     - the Company issues rights or warrants to all holders of outstanding Common Stock;

     - the Company completes a forward or reverse stock split of its outstanding Common Stock;

     - the Company engages in a self-tender offer; or

     - the shareholders approve the Exchange (as described below under Proposal Three).

     Effect of the Exchange. If the Exchange is approved by the stockholders, the Conversion Price for the Secured Notes will be automatically reduced to allow the outstanding principal amount of the Secured Notes to be converted into a number of shares of Common Stock equal to the sum of (1) the number of shares of Common Stock outstanding immediately before the Exchange, (2) the number of shares of Common Stock issued upon conversion of a portion of the Exchange Notes (approximately 6,428,000), (3) the number of shares of Common Stock issuable upon conversion of the Company's outstanding Series A Convertible Preferred Stock, and (4) the number of shares of Common Stock remaining to be issued by the Company with respect to stock options with an exercise price less than the market price of the Common Stock on the date a portion of the outstanding principal of the Exchange Notes automatically converts into Common Stock. This adjustment of the Conversion Price will result in the Secured Notes becoming convertible into approximately 14,284,000 shares of Common Stock. Based on (i) the 4,062,697 shares of Common Stock outstanding on the Record Date, (ii) the maximum of 6,428,000 shares of Common Stock issuable in connection with the Exchange, (iii) the 3,793,666 shares of Common Stock issuable upon conversion of the 56,905 outstanding shares of the Company's Series A Convertible Preferred Stock outstanding on the Record Date and assuming that there will be no in-the-money options outstanding to acquire shares of Common Stock on the date a portion of the Exchange Notes are mandatorily converted into Common Stock, upon the mandatory conversion to Common Stock of a portion of the Exchange Notes, the Conversion Price would be reduced from $1.78 to $.98 which would enable the holders of the Secured Notes to acquire an aggregate of approximately 14,284,000 shares of Common Stock which would represent 50% of the Fully Diluted Shares.

     Failure to obtain stockholder approval. In the event that either the issuance of Common Stock with respect to the Exchange or the issuance of Common Stock with respect to the Secured Notes is not approved by the stockholders, the holder of the Secured Notes will have the right (1) to require the Company to repurchase all of the outstanding Secured Notes for cash in the amount of 112% of the principal amount of the Secured Notes outstanding and (2) to receive additional interest which increases monthly at the rate of 1% per annum up to a maximum interest rate of 18%, until such time a stockholder approval is obtained. Based on the Company's current liquidity situation and forecasts, the Company expects that it would be unable to repurchase the Secured Notes at the required 112% premium or pay any required additional interest with respect to the Secured Notes should the stockholders fail to approve the issuance of Common Stock with respect to the Exchange or the issuance of Common Stock with respect to the Secured Notes.

VOTE REQUIRED

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders representing a majority of the shares present at the Annual Meeting, either in person or by proxy, will be required to approve the issuance of Common Stock upon the conversion of the Secured Notes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NUMBER TWO. PROXY CARDS THAT ARE SIGNED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY CARD.

                             PROPOSAL NUMBER THREE

          ISSUANCE OF COMMON STOCK UPON CONVERSION OF THE OUTSTANDING
       12% SECURED CONVERTIBLE SENIOR NOTES OF THE COMPANY DUE 2006 TO BE ISSUED IN EXCHANGE FOR THE OUTSTANDING 12 1/2% SUBORDINATED NOTES DUE 2001

GENERAL

     The Company will conduct an exchange offer (the "Exchange") under which holders of the Company's outstanding 12 1/2% Subordinated Notes due 2001 (the "Subordinated Notes") will be given the opportunity to exchange their Subordinated Notes for Exchange Notes. If all of the outstanding Subordinated Notes participate in the Exchange, Exchange Notes will be issued in a principal amount of approximately $19.3 million. The stockholders are being asked to approve the mandatory conversion of approximately $6.4 million of such outstanding principal amount of the Exchange Notes into 6,428,000 shares of Common Stock, which will represent approximately 22.5% of the Fully-Diluted Shares, and the Board unanimously recommends that the stockholders vote for the proposal to allow this conversion.

THE EXCHANGE

     Due to the liquidity difficulties experienced by the Company during November and December 1999 explained in detail under the heading "Management's Discussion and Analysis of Financial Condition and Results of
Operations -- Liquidity and Capital Resources" in the Annual Report to Stockholders distributed along with this Proxy Statement, the Company lacked the funds necessary to make a scheduled December interest payment with respect to the approximately $30.5 million outstanding principal amount of Subordinated Notes. As a result of this situation, the Company began negotiations with the holders of the Subordinated Notes in order to discuss a refinancing of the Subordinated Notes.

TERMS OF THE EXCHANGE NOTES

     The Company will enter into an agreement with the holders of approximately 97% of the principal amount of Subordinated Notes to exchange their Subordinated Notes for Exchange Notes. For a discussion of the relationship between the Exchange Notes and the Secured Notes, see "Proposal Two -- Terms of the Secured Notes -- Relationship to Exchange Notes."

     Differences from Subordinated Notes. Other than convertibility of the Exchange Notes, the main differences between the Exchange Notes and the Subordinated Notes will be:

     - the Company will not be required to make any interest payments with respect to the Exchange Notes until August 2001;

     - extension of the maturity date of the Exchange Notes until December 31, 2006; and

     - the security interests created in favor of the holders of the Exchange Notes.

     Security. With regard to security interests, the Exchange Notes held by persons or entities that are Qualified Institutional Buyers, as defined under the federal securities laws (the "QIB Exchange Holders"), will be secured by a pledge by the Company of the Original Collateral and the capital stock of Money Centre. The security interest of the QIB Exchange Holders in the collateral will be equal or pari passu to the security interest in the same collateral which will be created with respect to the Secured Notes. The Exchange Notes held by persons or entities that are not QIB Exchange Holders (the "Non-QIB Exchange Holders") will be secured solely by a pledge of the capital stock of Money Centre. This pledge of the capital stock of the Money Centre to the Non-QIB Exchange Holders will be senior to the pledges of the Money Centre Stock to both the QIB Exchange Holders and Value Partners. The Non-QIB Exchange Holders will not be entitled to any priority in right of payment of principal, interest or premium as a result of their senior security interest in the capital stock of Money Centre.

     Conversion. Under the terms of the Indenture governing the Exchange Notes, approximately $6.4 million of the outstanding principal amount (assuming conversions of all outstanding Subordinated Notes into

Exchange Notes) of the Exchange Notes will be automatically and mandatorily convertible into Common Stock upon approval of this conversion by the stockholder rate of one share of Common Stock for each $1.00 of principal outstanding. The Company expects that this mandatory conversion of the Exchange Notes will result in the issuance of a maximum of 6,428,000 shares of Common Stock to the holders of the Exchange Notes which would represent 22.5% of the Fully-Diluted Shares.

     Failure to obtain stockholder approval. In the event that either the issuance of Common Stock with respect to the Exchange or the issuance of Common Stock with respect to the Secured Notes is not approved by the stockholders, the holders of the Exchange Notes will have the right (1) to require the Company to repurchase all of the outstanding Exchange Notes for cash in the amount of 112% of the principal amount of the Exchange Notes outstanding and (2) to receive additional interest which increases monthly at the rate of 1% per annum up to a maximum interest rate of 18% until such time as stockholder approval is obtained. Based on the Company's current liquidity situation and forecasts, the Company expects that it would be unable to repurchase the Exchange Notes at the required 112% premium or pay an additional interest with respect to the Exchange Notes should the stockholders fail to approve the issuance of Common Stock with respect to the Exchange or the issuance of Common Stock with respect to the Secured Notes.

VOTE REQUIRED

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders representing a majority of the shares present at the Annual Meeting, either in person or by proxy, will be required to approve the issuance of Common Stock upon the conversion of the Exchange Notes.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NUMBER THREE. PROXY CARDS THAT ARE SIGNED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY CARD.

                              PROPOSAL NUMBER FOUR

    AMENDMENTS TO THE ALTIVA FINANCIAL CORPORATION 1999 INCENTIVE STOCK PLAN

GENERAL

     On January 24, 2000, the Board approved the Amended and Restated Altiva Financial Corporation 1999 Incentive Stock Plan (the "Plan"). A copy of the Plan, as amended, is attached hereto as Annex A. The Board unanimously recommends that the stockholders vote for approval and adoption of the amended and restated Plan. The effective date of the amended and restated Plan shall be the date of such stockholder approval. The effective date of the Plan prior to amendment and restatement was January 12, 1999, the date of its initial adoption by the board of directors. The Plan will remain in effect until January 12, 2009. The purpose behind the proposed amendment of the Plan is to enable the Company to continue to provide attractive incentives for its employees and non-employee directors. In addition, the Company has decided to increase the number of shares issuable pursuant to the Plan in order to reserve a sufficient amount of shares for the Company to provide competitive incentives.

PROPOSED AMENDMENTS TO THE PLAN

     The amended and restated Plan increases by 1,950,000 the number of shares of Common Stock available for use under the Plan. Under the amended and restated Plan, no key employee in any calendar year may be granted a stock option (including a stock option granted in exchange for the cancellation of an outstanding stock option previously granted under the Plan or any other stock option plan of the Company) to purchase more than 2,000,000 shares of Common Stock or a stock appreciation right with respect to more than 2,000,000 shares of Common Stock, unless the committee of the Board administering the Plan (the "Committee") determines that a grant of a greater number of shares of Common Stock for a specific key employee in a specific calendar year is in the best interests of the Company.

     Under the amended and restated Plan, the Committee has the right to grant new stock options in exchange for the cancellation of outstanding stock options granted under the Plan or any other Company stock option plan that have a higher or lower option price than the new stock options. The amended and restated Plan provides that the option price of stock options granted to key employees or outside directors may be no less than the fair market value of a share of Common Stock on the date of grant, and the amended and restated Plan eliminates the $15.00 floor on the option price and SAR Value under the Plan.

VOTE REQUIRED

     Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of the holders representing a majority of the shares present at the Annual Meeting, either in person or by proxy, will be required to approve the amendments to the Plan.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR PROPOSAL NUMBER FOUR. PROXY CARDS THAT ARE SIGNED AND RETURNED WILL BE SO VOTED UNLESS CONTRARY INSTRUCTIONS ARE INDICATED ON THE PROXY CARD.

                INFORMATION REGARDING THE BOARD OF DIRECTORS AND
                      COMMITTEES OF THE BOARD OF DIRECTORS

COMMITTEES AND MEETINGS OF THE BOARD

     The board of directors has delegated certain functions to the following standing committees:

     Audit Committee. The Audit Committee's functions include recommending to the board the engagement of the Company's independent certified public accountants, reviewing with the accountants the plan and results of their auditor the Company's financial statements and determining the independence of the accountants. The Audit Committee held SIX meetings in fiscal 1999. The Audit Committee is currently composed of Messrs. Stiles, Browne and Vida.

     Compensation Committee. The Compensation Committee has the authority to approve the compensation of the Company's executive officers. The Compensation Committee held THREE meetings in fiscal 1999. Currently, the Compensation Committee consists of Messrs. Williamson and Browne.

     Nominating Committee. The Company currently does not maintain a nominating committee.

     Plan Committee. The Plan Committee was established in January 1999 to administer the Company's 1999 Incentive Stock Plan. The Plan Committee is currently composed of Messrs. Stiles and Williamson. The Plan Committee met two times during fiscal 1999.

     During fiscal 1999, the Board of Directors held a total of 12 meetings. All directors attended at least 75% of all Board and committee meetings during fiscal 1999.

DIRECTORS FEES

     The Company reimburses all directors for their expenses in connection with their activities as directors of the Company. Directors of the Company who are also employees of the Company do not receive additional compensation for their services as directors. Members of the Board of Directors of the Company who are not employees of the Company receive an annual retainer fee of $30,000. Directors are also reimbursed for their expenses incurred in attending meetings of the board of directors and its committees.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

     During fiscal 1999, Messrs. John D. Williamson, Jr. and Spencer I. Browne served as members of the Compensation Committee. Mr. Browne was a consultant of the Company during fiscal 1999, for which he was paid $80,000.

                       PRINCIPAL HOLDERS OF COMMON STOCK

     The following table sets forth, as of January 17, 2000, information with respect to the beneficial ownership of the Common Stock by (1) each person known by the Company to be the beneficial owner of more than 5% of the outstanding shares of Common Stock, (2) each director of the Company, (3) each of the Named Executive Officers, and (4) all directors and executive officers of the Company as a group. Unless otherwise noted, the Company believes that all persons named in the table have sole voting and investment power with respect to all shares of Common Stock beneficially owned by them.

                                                               NUMBER OF SHARES     PERCENTAGE
NAME AND ADDRESS OF BENEFICIAL OWNER(1)                       BENEFICIALLY OWNED   OWNERSHIP(2)
---------------------------------------                       ------------------   -------------
DIRECTORS AND EXECUTIVE OFFICERS:
Champ Meyercord(3)..........................................        163,120             3.9
J. Richard Walker...........................................             --               *
Spencer I. Browne(4)........................................         70,976             1.7
Hubert M. Stiles, Jr.(5)(6).................................        675,569            16.8
David J. Vida, Jr.(6).......................................          1,666               *
John D. Williamson, Jr.(6)..................................         14,185               *
All executive officers and directors of the Company as a
  group (6 persons).........................................        856,842            21.3
OTHER LARGE STOCKHOLDERS:
Value Partners, Ltd.(7).....................................      1,466,674            36.5
City National Bank(8).......................................      1,333,336            25.0
Sovereign Bancorp(9)........................................      1,333,336            25.0
Friedman, Billings, Ramsey Group, Inc.(10)..................        974,245            21.9
Emanuel J. Friedman(10)(11).................................        666,666            16.6
T. Rowe Price Recovery Fund II, L.P.(5).....................        675,569            16.8
First Fidelity Bancorp, Inc.(12)............................        333,335             7.7
Merrill Lynch Phoenix Fund, Inc.(13)........................        300,000             7.5
Premium Total Return Fund(14)...............................        266,667             6.6
Rodney D. Atkinson..........................................        200,000             5.0

---------------

   * Less than 1%
 (1) A person is deemed to be the beneficial owner of securities that can be acquired by such person within 60 days from the date of this prospectus upon the exercise of options and warrants. Each beneficial owner's percentage ownership is determined by assuming that options and warrants that are held by such person (but not those held by any other person) and that are exercisable within 60 days from the date of this prospectus have been exercised. Unless otherwise stated, the address for each of the following persons is 1000 Parkwood Circle, 6th Floor, Atlanta, Georgia 30339.
 (2) Based on 4,017,223 shares of common stock outstanding as of January 17, 2000.
 (3) Includes 160,620 shares issuable upon the exercise of currently outstanding options.
 (4) Includes 67,250 shares issuable upon the exercise of currently outstanding options.
 (5) The address of Mr. Stiles and T. Rowe Price Recovery Fund II, L.P. is 100 East Pratt Street, Baltimore, Maryland 21202. Represents shares beneficially owned by T. Rowe Price Recovery Fund II, L.P., T. Rowe Price Recovery Fund II Associates, L.L.C. and T. Rowe Price Associates, Inc. (of which Mr. Stiles is a vice president). Mr. Stiles disclaims beneficial ownership of these shares. Based on a Schedule 13G filed with the SEC on July 10, 1998. Includes 3,151 shares currently issuable pursuant to the conversion of Convertible Notes in which T. Rowe Price Recovery Fund II, L.P. has a participation interest.
 (6) Includes 1,666 shares issuable upon the exercise of currently outstanding options.
 (7) The address of Value Partners, Ltd. is 4514 Cole Avenue, Suite 808, Dallas, Texas 75205. Represents shares issuable upon the conversion of 22,000 shares of Preferred Stock and 11,027 shares currently issuable upon the conversion of Convertible Notes owned by Value Partners, Ltd..

 (8) City National Bank's address is 25 Gatewater Road, Charleston, West Virginia 25313. Represents (i) 666,670 shares issuable upon conversion of Preferred Stock and (ii) 666,666 shares issuable upon exercise of currently outstanding options.
 (9) Sovereign Bancorp's address is 1130 Berkshire Boulevard, P.O. Box 12646, Reading, Pennsylvania 19612. Represents (i) 666,670 shares issuable upon conversion of Preferred Stock and (ii) 666,666 shares issuable upon exercise of currently outstanding options.
(10) The address of Friedman, Billings, Ramsey Group, Inc. ("FBRG") is 1001 19th Street North, Arlington, Virginia 22209. As of March 31, 1999, FBRG, through its two wholly-owned subsidiaries Friedman, Billings, Ramsey Investment Management, Inc. ("Investment Management") and Orkney Holdings, Inc. ("Orkney"), had sole voting and dispositive power with respect to 535,910 shares of Common Stock. This number does not include 666,666 shares of Common Stock owned by Emanuel J. Friedman, as to which FBRG disclaims beneficial ownership. Investment Management serves as general partner and discretionary investment manager for FBR Ashton, L.P. ("Ashton") which, as of March 31, 1999, owned 4,450 shares of Preferred Stock (which are convertible into 296,668 shares of Common Stock). Investment Management also serves as discretionary manager for FBR Opportunity Fund, Ltd. ("Opportunity Fund") which, as of March 31, 1999, owned 90,680 shares of Common Stock. Orkney is a wholly-owned subsidiary of FBRG which, as of March 31, 1999, owned 445,230 shares of Common Stock and 2,125 shares of Preferred Stock (which are convertible into an aggregate of 141,667 shares of Common Stock). Each of FBRG, Ashton, Investment Management, Opportunity Fund and Orkney disclaims beneficial ownership of the shares of Common Stock owned by the other four entities. In addition, Emanuel J. Friedman, Eric F. Billings and W. Russell Ramsey are each control persons with respect to FBRG.
(11) Mr. Friedman's address is 1001 19th Street, Arlington, Virginia 22209. Excludes 535,910 shares beneficially owned by FBRG, as to which Mr. Friedman disclaims beneficial ownership. Mr. Friedman has notified the Company that, until the earlier of (i) the first date on which he, together with FBR and its affiliates, holds shares of Common Stock representing less than 20% of the total issued and outstanding Common Stock or (ii) the date on which he deposits his shares of Common Stock in a voting trust to be voted by an unaffiliated third party, he waives the right to vote his shares of Common Stock.
(12) The address of First Fidelity Bancorp, Inc. is 2601 Main Street, Suite 100, Irvine, California 72614. Represents shares issuable upon conversion of Preferred Stock.
(13) The address of Merrill Lynch Phoenix Fund, Inc. is 4 New York Plaza, 11(th) Floor, c/o Chase Manhattan Bank, New York, New York.
(14) Represents shares issuable upon the conversion of Preferred Stock.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

     The following table sets forth information concerning the annual and long-term compensation earned by the Company's chief executive officer and the other executive officer as of August 31, 1999 whose annual salary and bonus during fiscal 1999 exceeded $100,000 (the "Named Executive Officers").

                                                                                 LONG-TERM
                                                                                COMPENSATION
                                                                                   AWARDS
                                             ANNUAL                             ------------
                                          COMPENSATION                           NUMBER OF
                             FISCAL   ---------------------    OTHER ANNUAL       OPTIONS         ALL OTHER
NAME AND PRINCIPAL POSITION   YEAR     SALARY      BONUS      COMPENSATION(1)    GRANTED(2)    COMPENSATION(3)
---------------------------  ------   --------   ----------   ---------------   ------------   ---------------
Champ Meyercord(4).......     1999    $306,627   $  250,000       $    --               --        $     --
  Chairman of the             1998      63,462           --            --          481,859
  Board and Chief             1997          --           --            --               --              --
  Executive Officer
J. Richard Walker(5).....     1999    $183,333           --       $ 1,000           50,000              --
  Executive Vice              1998          --           --            --               --              --
  Chief Financial             1997          --           --            --               --              --
  Officer
Wm. Paul Ralser(6).......     1999    $264,423           --       $ 1,547               --              --
  President and Chief         1998          --           --            --               --              --
  Operating Officer           1997          --           --            --               --              --
James L. Belter(7).......     1999    $ 58,333   $120,000(8)      $ 2,519               --              --
  Executive Vice              1998     212,519    100,000(8)        9,919                          135,868
  President and               1997     180,003    100,000(8)       15,896           10,000              --
  Treasurer

---------------

(1) Other annual compensation consisted of car allowances, contributions to 401(k) plans and moving expenses.
(2) See "-- Employment Agreements" and "-- Company Stock Option Plans" below.
(3) All other compensation consisted of funds received from the Company to repurchase outstanding SARs and stock options.
(4) Mr. Meyercord became Chief Executive Officer of the Company in July 1998.
(5) Mr. Walker became Executive Vice President and Chief Financial Officer of the Company in October 1998.
(6) Mr. Ralser began employment with the Company on September 1, 1998 and resigned from the Company on July 31, 1999.
(7) Mr. Belter resigned from the Company on November 30, 1998.
(8) Bonuses paid to Mr. Belter during fiscal years 1996 and 1997 were discretionary bonuses determined by the Board of Directors. The bonus paid during fiscal 1998 was paid pursuant to an employment contract entered into with Mr. Belter in August 1997.

OPTION GRANTS IN LAST FISCAL YEAR

     The following table sets forth certain information concerning grants of stock options made during the fiscal year ended August 31, 1999 to the Named Executive Officers.

                                     NUMBER OF
                                     SECURITIES   PERCENT OF TOTAL
                                     UNDERLYING   OPTIONS GRANTED
                                      OPTIONS     TO EMPLOYEES IN     EXERCISE     EXPIRATION      POTENTIAL
NAME                                 GRANTED(#)     FISCAL YEAR      PRICE($/SH)      DATE      REALIZABLE VALUE
----                                 ----------   ----------------   -----------   ----------   ----------------
Champ Meyercord....................        --             --               --            --
  Chairman of the
  Board and Chief
  Executive Officer
James L. Belter....................        --             --               --            --
  Executive Vice
  President and
  Treasurer (1)
J. Richard Walker..................    50,000          12.7%           $15.00       1/12/09         $250,000
  Executive Vice
  President and Chief
  Financial Officer

---------------

(1) Mr. Belter resigned from the Company on November 30, 1998.

AGGREGATED FISCAL YEAR-END OPTION VALUE TABLE

     The following table sets forth certain information concerning unexercised stock options held by the Named Executive Officers as of August 31, 1999. No stock options were exercised by the Named Executive Officers during the fiscal year ended August 31, 1999. See "-- Company Stock Option Plans."

                                                                                   VALUE OF UNEXERCISED
                                                     NUMBER OF UNEXERCISED         IN-THE-MONEY OPTIONS
                                                        OPTIONS HELD AT                   HELD AT
                                                        AUGUST 31, 1999             AUGUST 31, 1999(1)
                                                  ---------------------------   ---------------------------
                                                  EXERCISABLE   UNEXERCISABLE   EXERCISABLE   UNEXERCISABLE
                                                  -----------   -------------   -----------   -------------
Champ Meyercord.................................   160,620         321,239       $     --             --
J. Richard Walker...............................        --          50,000             --             --

---------------

(1) The closing sales price of the Company's common stock as reported on the Nasdaq Small Cap Market on August 31, 1999 was $4.50, as adjusted to reflect the one-for-ten reverse stock split. All options held by Messrs. Belter, Meyercord and Walker as of August 31, 1999 were granted at exercise prices in excess of such market price.

EMPLOYMENT AGREEMENTS

     On June 23, 1998, the Company entered into an employment agreement with Champ Meyercord pursuant to which Mr. Meyercord became the Chairman of the Board and Chief Executive Officer of the Company. The Company and Mr. Meyercord elected to renegotiate the original employment agreement and entered into a new employment agreement (the "Meyercord Agreement") on February 12, 1999. The initial term of the Meyercord Agreement terminates on December 31, 2001 and the agreement will continue on a year-to-year basis unless terminated by either party. The Meyercord Agreement provides for an initial annual base salary of $300,000. Mr. Meyercord received a $250,000 bonus in 1999, the minimum amount due to him pursuant to the Meyercord Agreement. For each subsequent calendar year during the term of the agreement, Mr. Meyercord shall be entitled to receive bonuses pursuant to a management incentive compensation plan for senior management to be established by the Company. Pursuant to the Meyercord Agreement Mr. Meyercord was granted options to purchase 481,859 shares of common stock upon approval by the Company's stockholders of the 1999 Plan.

     Upon termination of the agreement for "cause," Mr. Meyercord will be entitled to receive his base salary through the effective date of termination and any determined but unpaid incentive compensation for any bonus period ending on or before the date of termination. In the event of his termination by the Company "without cause" or his voluntary termination on six months notice, Mr. Meyercord will be entitled to (1) any unpaid base salary through the date of termination, (2) accrued but unpaid incentive compensation, if any, for the bonus period ending on or before the date of termination, (3) the continuation of any benefits through the expiration of the Meyercord Agreement and (4) the payment, through the date of expiration of the Meyercord Agreement, of his base salary and incentive compensation (in an amount equal to the incentive compensation paid to Mr. Meyercord for the calendar year immediately preceding termination). In the event of a change of control of the Company accompanied within two years by either (1) termination of Mr. Meyercord's employment by the Company "without cause" or (2) Mr. Meyercord's voluntarily termination for "good reason," Mr. Meyercord will be entitled to the amounts receivable upon a termination "without cause." In addition, upon a change of control any vested stock options granted to Mr. Meyercord will accelerate and become immediately vested. The Meyercord Agreement contains a non-competition provision that generally prohibits Mr. Meyercord from competing with the Company during his employment by the Company and for the lesser of the two-year period following the termination of his employment for any reason or the period of time during which Mr. Meyercord is entitled to continuing payments from the Company due to a termination of the Meyercord Agreement due to disability, voluntary termination, termination "without cause" or change of control of the Company.

     On September 1, 1999, the Company entered into an employment agreement with
J. Richard Walker, employing Mr. Walker as Executive Vice President and Chief Financial Officer of the Company. The initial term of the employment agreement (the "Walker Agreement") terminates on August 31, 2001 and the agreement will continue on a year-to-year basis unless terminated by either party. The Walker Agreement provides an initial annual base salary of $200,000. For each fiscal year during the term of the agreement, Mr. Walker shall be entitled to receive bonuses pursuant to a management incentive compensation plan to be established by the Company. Pursuant to the terms of the Company's stock option plan and the agreement, Mr. Walker is eligible to receive options to purchase shares of stock at the discretion of the Company's stock option plan committee.

     Upon termination of the agreement for "cause," Mr. Walker will be entitled to receive his base salary through the effective date of termination and any determined but unpaid incentive compensation for any bonus period ending on or before the date of termination. In the event of his termination by the Company "without cause" or termination by Mr. Walker for "good reason" on six months notice, Mr. Walker will be entitled to (1) any unpaid base salary through the date of termination, (2) accrued but unpaid incentive compensation, if any, for the bonus period ending on or before the date of termination, (3) the continuation of any benefits through the expiration of the Walker agreement, and
(4) the payment, through the date of expiration of the Walker Agreement, of his base salary and incentive compensation (in amount equal to the incentive compensation paid to Mr. Walker for the calendar year immediately preceding termination). In the event of a change of control of the Company accompanied within two years by either (1) termination of Mr. Walker's employment by the Company "without cause" or (2) Mr. Walker's voluntary termination for "good reason", Mr. Walker will be entitle to the amounts receivable upon a termination "without cause". In addition, upon a change of control any vested stock options granted to Mr. Walker will accelerate and become immediately vested. The Walker Agreement contains a non-competitive provision that generally prohibits Mr. Walker from competing with the Company during his employment by the Company and for the one-year period following the termination of his employment for any reason.

     During fiscal 1999, James Belter, the Company's Executive Vice President and Chief Financial Officer until November 30, 1998, was employed pursuant to an employment agreement entered into in August 1997. The employment agreement provided that Mr. Belter was entitled to receive discretionary performance bonuses based on factors determined by the Committee and the board of directors in accordance with the

Company's executive bonus pool program. Notwithstanding the foregoing, Mr. Belter was guaranteed to receive a bonus of $100,000 for each of the first two years of his employment agreement.

REPORT ON EXECUTIVE COMPENSATION

     Pursuant to the rules of the Securities and Exchange Commission, the Compensation Committee of the board of directors of the Company (the "Compensation Committee") is required to provide a report explaining the rationale and considerations that led to fundamental compensation decisions affecting the Company's executive officers, including the Named Executive Officers, during the past fiscal year. Set forth below is the report of the board of directors who were involved in compensation decisions during the 1999 fiscal year regarding such compensation policies.

     THIS REPORT SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS INFORMATION STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

     The primary elements of the Company's compensation program are base salary, performance-based bonuses, deferred compensation and stock option plans designed to provide long-term incentives. The board of directors' general philosophy with respect to the compensation of the Company's executive officers (including the Named Executive Officers) is to offer competitive compensation programs designed to attract and retain key executives who are critical to the long-term success of the Company and to recognize an individual's personal performance and contribution to the Company, as well as the Company's overall performance. More specifically, factors considered in determining compensation, to the extent applicable, includes the recommendations of the Chairman of the Board and Chief Executive Officer, specific accomplishments of the executive officers, the Company's historical and projected performance and success in reaching performance goals and projections, and the Company's sales of loans, earnings and financial condition.

     The Company attempts to provide incentives to its executive officers to remain with the Company and to improve performance through the grant of stock options. Stock options allow executive officers to share, to some extent, in stockholders' return on equity. All Company options vest in staggered amounts over a period of years. Determinations as to the number of options to grant to an executive officer are made by the board of directors.

     As of July 1, 1998, Champ Meyercord was elected Chairman and Chief Executive Officer. On June 23, 1998, the Company entered into the Meyercord Agreement with Mr. Meyercord, which was amended on February 12, 1999, pursuant to which Mr. Meyercord serves as Chairman of the Board and Chief Executive Officer of the Company. The initial term of the agreement terminates on December 31, 2001 and the agreement will continue on a year-to-year basis unless terminated by either party. The agreement provides for an initial annual base salary of $300,000. During the remaining term of the Meyercord Agreement, Mr. Meyercord shall be entitled to receive bonuses pursuant to a management incentive compensation plan for senior management to be established by the Company. During fiscal year 1999, the Meyercord Agreement provided for a bonus that was paid in the minimum amount of $250,000 to Mr. Meyercord. Pursuant to the Meyercord Agreement, Mr. Meyercord was granted an option to purchase 4,818,591 shares of common stock at an exercise price of $15.00 (as adjusted to reflect the Company's March 1999 reverse stock split).

     Section 162(m) of the Code generally disallows a public company's deduction for compensation to any one employee in excess of $1.0 million per year unless the compensation is pursuant to a plan approved by the public company's stockholders. None of the Named Executive Officers received annual cash compensation in excess of the $1.0 million provided by Section 162(m) during fiscal 1999.

     By the committee:
          Spencer I. Browne
          John D. Williamson, Jr.

                               PERFORMANCE GRAPH

     Set forth below is a line graph comparing the cumulative total stockholder return on the Company's common stock, based on the market price of the common stock, with the cumulative total return of companies in the Nasdaq Market Index and a peer group index (the "Peer Group Index") comprised of certain companies whose business is comparable to the Company's. The companies reflected in the Peer Group Index are Aames Financial Corporation, Advanta Corporation (class A and class B common stock), BNC Mortgage, Inc., ContiFinancial Corporation, Delta Financial Corporation, First Alliance Corporation, FirstPlus Financial Group, Inc., Long Beach Financial Corporation, New Century Financial Corporation and United Companies Financial Corporation.
Altiva Performance Graph

                                                    ALTIVA FINANCIAL
                                                       CORPORATION             NASDAQ MARKET INDEX          PEER GROUP INDEX
                                                    ----------------           -------------------          ----------------
11/19/96                                                 100.000                     100.000                     100.000
02/28/97                                                 130.000                     103.874                     101.459
08/29/97                                                 104.444                     126.465                      95.738
02/27/98                                                  28.889                     141.171                      70.209
08/31/98                                                  13.611                     118.194                      42.002
02/26/99                                                   5.278                     180.297                      15.977
08/31/99                                                   4.000                     216.676                      19.178

---------------
* Assumes $100 invested in the Company's common stock as of November 19, 1996, and the investment of the same amount as of November 19, 1996 for the Nasdaq Market Index and the Peer Group Index . The graph above assumes the reinvestment of all dividends; however, the Company did not issue any dividends on its common stock during the period covered by the graph. Returns for the Company are not necessarily indicative of future performance.

     THIS GRAPH SHALL NOT BE DEEMED INCORPORATED BY REFERENCE BY ANY GENERAL STATEMENT INCORPORATING BY REFERENCE THIS INFORMATION STATEMENT INTO ANY FILING UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR THE SECURITIES EXCHANGE ACT OF 1934, AS AMENDED, EXCEPT TO THE EXTENT THAT THE COMPANY SPECIFICALLY INCORPORATES THIS INFORMATION BY REFERENCE, AND SHALL NOT OTHERWISE BE DEEMED FILED UNDER SUCH ACTS.

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

     Listed below are transactions the Company has entered into with its affiliates in the past three years. An "affiliate" generally is a person or entity that is (1) "controlled by the Company," such as an officer of the Company, (2) that "controls the Company" such as a director of a company, and in the case of the Company, Mego Financial Corp. ("Mego Financial") the Company's former parent; or (3) entities under "common control" with a company. PEC, a subsidiary of Mego Financial, is an affiliate of Mego Financial because it is "controlled by" Mego Financial, and is an affiliate of the Company, because the directors that controlled the Company until the completion of the Company's recapitalization also controlled Mego Financial.

PURCHASE OF PARTICIPATION INTEREST IN SECURED NOTES BY T. ROWE PRICE RECOVERY FUND II, L.P.

     T. Rowe Price Recovery Fund II, L.P. purchased from Value Partners a $2.0 million participation interest in the Convertible Notes. The managing general partner of T. Rowe Price Recovery Fund II, L.P. is T. Rowe Price Recovery Fund II Associates, L.L.C. of which Hubert M. Stiles, Jr., a member of the Board, is president.

RELATIONSHIP WITH GREENWICH

     Champ Meyercord, the Company's Chairman of the Board and Chief Executive Officer, was formerly a senior investment banker at Greenwich Capital Markets("Greenwich"). In October 1996, Greenwich agreed to purchase from the Company $2.0 billion of loans over a five year period. The Company has sold Greenwich approximately $800 million in loans from the inception of the agreement. The agreement with Greenwich was terminated in June 1998 and the Company has no further obligation under the agreement. In April 1997, the Company entered into a pledge and security agreement with Greenwich for an $11.0 million revolving credit facility. The amount that can be borrowed under the agreement was increased to $15.0 million in June 1997 and $25.0 million in July 1997. This facility is secured by a pledge of certain of the Company's interest only and residual class certificates relating to securitizations carried as mortgage related securities on the Company's Statements of Financial Condition, payable to the Company pursuant to its securitization agreements. The agreement, which was originally scheduled to mature in December 1998, was extended until December 1999, and all amounts outstanding under the agreement have now been repaid by the Company.

TAX SHARING AND INDEMNITY AGREEMENT

     For taxable periods up to the date of the spin-off of the Company by Mego Financial, the Company's results of operations were includable in the tax returns filed by Mego Financials affiliated group for federal income tax purposes. Under a tax allocation and indemnity agreement with Mego Financial, the Company recorded a liability to Mego Financial for federal income taxes calculated on a separate company basis. Under a prior tax sharing arrangement with Mego Financial, the Company recorded a liability to Mego Financial for federal income taxes applied to the Company's financial statement income after giving consideration to applicable income tax law and statutory rates. In addition, both the agreement and the arrangement provided that the Company and Mego Financial each will indemnify the other under certain circumstances. The Company no longer files consolidated returns with Mego Financial's affiliated group. The Company believes that all obligations under the tax sharing agreement have been satisfied.

MANAGEMENT SERVICES AGREEMENT WITH PEC

     Until the recapitalization, PEC, a subsidiary of Mego Financial, supplied the Company on an as-needed basis with certain executive, accounting, legal, management information, data processing, human resources, advertising services and promotional personnel. The Company paid management fees to PEC in an amount equal to the direct and indirect expenses of PEC related to the services supplied by its employees to the Company, including an allocable portion of the salaries and expenses of these employees based upon the percentage of time these employees spent performing services for the Company. This arrangement was formalized on September 1, 1996 by execution of a management agreement (the "Management Agreement"), in which PEC agreed to provide management services to the Company for an aggregate annual fee of approximately $967,000. Effective January 1, 1998, the annual fee payable by the Company under the Management Agreement was reduced to $528,000. The Management Agreement was terminated on June 29, 1998 and no fees have been paid to PEC pursuant to the Management Agreement since that date. For the years ended August 31, 1997 and 1998, approximately $967,000 and $617,000, respectively, of the salaries and expenses of these employees of PEC were attributable to and paid by the Company in connection with services supplied by these employees to the Company.

SUB-SERVICING AGREEMENT WITH PEC

     Prior to September 1, 1996, PEC sub-serviced the Company's loans pursuant to which it paid servicing fees of 50 basis points on the principal balance of loans serviced per year. For the years ended August 31, 1997, 1998 and 1999, the Company paid sub-servicing fees to PEC of approximately $1.9 million, $2.1 million and $0, respectively. The Company entered into a servicing agreement with PEC (the "Servicing Agreement"), effective as of September 1, 1996, providing for the payment of servicing fees of 50 basis points on the principal balance of loans serviced per year. For the years ended August 31, 1997 and 1998, the Company incurred interest expense in the amount of $16,000 and $0, respectively, related to fees payable to PEC for these services. The interest rates were based on PEC's average cost of funds and equaled 10.48% in 1997. Effective September 1, 1997, the servicing fees were reduced to 40 basis points per year and effective January 1, 1998, the servicing fees were further reduced to 35 basis points per year. The Servicing Agreement has been terminated as the mortgage servicing rights were transferred to City National Bank.

FUNDING AND GUARANTEES BY MEGO FINANCIAL

     In order to fund the Company's past operations and growth, and in conjunction with filing consolidated returns, the Company borrowed money from Mego Financial. As of August 31, 1997, 1998 and 1999, the amount of debt owed to Mego Financial was $9.7 million, $0 and $0, respectively. Prior to the initial public offering, Mego Financial had guaranteed the Company's obligations under the Company's credit agreements and an office lease. The guarantees of the Company's credit agreements were released on the completion of the initial public offering. The Company did not pay any compensation to Mego Financial for such guarantees. In November 1996, Greenwich agreed to purchase from the Company $2.0 billion of loans over a five year period. Pursuant to the agreement, Mego Financial issued to Greenwich four-year warrants to purchase 1.0 million shares of Mego Financial's Common Stock. The value of the warrants, estimated at $3.0 million (0.15% of the commitment amount) as of the commitment date (the "Warrant Value") plus a $150,000 fee has been written off as the commitment for the purchase of loans has been terminated. On August 29, 1997, the Company and Mego Financial entered into a payment agreement (the "Payment Agreement") for the Company's repayment after the spin-off of (1) a portion of the debt owed by the Company to Mego Financial as of May 31, 1997 and (2) debt owed by the Company to Mego Financial as of August 31, 1997. Upon consummation of the sale of the Old Notes in October 1997, $3.9 million was paid in accordance with the Payment Agreement. In April 1998, the Company and Mego Financial entered into an agreement (the "1998 Agreement") superseding the Payment Agreement. Pursuant to the 1998 Agreement, the parties agreed to reduce the amounts owed to Mego Financial and agreed to pay such amounts upon the occurrence of certain events. In connection with the Recapitalization, the Company paid PEC $1.6 million to satisfy fully all amounts owed to Mego Financial pursuant to the Payment Agreement and the 1998 Agreement, and the 1998 Agreement was terminated.

RELATIONSHIPS WITH FRIEDMAN, BILLINGS, RAMSEY GROUP, INC.

     Friedman, Billings, Ramsey & Co, Inc. ("FBR") a subsidiary of FBRG served as placement agent for the private placements pursuant to a placement agreement (the "Placement Agreement"). Under the terms of the Placement Agreement, the Company paid FBR a fee 160,000 shares of Common Stock equal to 6.0% of the gross proceeds received by the Company from the sale of the shares of Common Stock and Preferred Stock in the Recapitalization. The gross proceeds did not include $10.0 million of Common Stock acquired by an affiliate of FBR. In addition, the Company has agreed, pursuant to the Placement Agreement, to indemnify

FBR against certain liabilities, including liabilities under the Securities Act, and other liabilities incurred in connection with the recapitalization.

     In addition, FBR was a managing underwriter for the Company's initial public offering and the Company's public offering of the Current Notes, and was the purchaser of Current Notes. FBR received compensation for such services and the Company agreed to indemnify FBR against certain liabilities, including liabilities under the Securities Act, and other liabilities arising in connection with such offerings. In addition, FBR has in the past provided certain investment banking services to the Company and affiliates of the Company.

     During fiscal 1998, the Company paid FBR 1.6 million shares of common stock for its investment services in conjunction with the Recapitalization. Additionally, the Company has reimbursed FBR for out of pocket expenses totaling approximately $250,000 and paid FBR a cash fee of $416,667 in connection with the recapitalization. The Company paid FBR $100,000 for its investment services provided in connection with the purchase of the Las Vegas production platform.

THE RECAPITALIZATION

     The Company completed a recapitalization on July 1, 1998, which provided the Company with approximately $84.5 million of new equity. City National Bank and Sovereign Bancorp, each purchased 10,000 shares of the Company's Preferred Stock at a price of $1,000 per share. In addition, City National Bank and Sovereign Bancorp were each granted an option, which expires in December 2000, to acquire 666,667 shares of Common Stock at a price of $15.00 per share. City National Bank and Sovereign Bancorp each has a right of first refusal to purchase the Company in the event the Company's Board of Directors determines to sell the Company. In addition, City National Bank and Sovereign Bancorp each were granted the right to appoint one member to the Company's Board of Directors and have the right to appoint an additional board member if they exercise their option to purchase additional shares of Common Stock. Upon completion of the recapitalization, David J. Vida, Jr. was appointed to the Board of Directors at the request of City National Bank. Sovereign Bancorp has not exercised its right to appoint a board member but has exercised its right to have a representative attend each board meeting. In addition to the transactions described above, part of the recapitalization, the Company and each of Sovereign Bancorp and City Holding Company, the parent company of City National Bank, entered into the following agreements: (1) Sovereign Bancorp agreed to provide the Company up to $90.0 million in borrowings under a warehouse line to fund its loan production prior the sale of the loans (this amount has subsequently been reduced to $25.0 million); (2) Sovereign Bancorp agreed to purchase up to $100.0 million of the Company's loans per quarter and has a right of first refusal to purchase all other loans produced by the Company; (3) City National Bank purchased the Company's existing mortgage servicing rights; and (4) City Mortgage Services agreed to service all of the Company's mortgage loans held for sale and loans sold on a servicing retained basis by the Company.

            SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

     Section 16(a) of the Securities Exchange Act of 1934 requires the Company's directors and executive officers and persons who own more than ten percent of a registered class of the Company's equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of common stock and other equity securities of the Company. Such persons are required by the Commission to furnish the Company with copies of all
Section 16(a) forms that are filed.

     To the Company's knowledge, based solely on review of the copies of such reports furnished to the Company and written representations that no other reports were required, for the fiscal year ended August 31, 1997, all Section 16(a) filing requirements applicable to its directors, executive officers and greater than ten-percent beneficial owners were properly filed except: The Form 5's for the officers and directors of the Company as of the fiscal year ended August 31, 1998 were not filed until October 26, 1998; the Form 3 for John D. Williamson, Jr. was not filed until November 5, 1998; and the Form 3 for J. Richard Walker was not filed until January 11, 1999.

                        FINANCIAL AND OTHER INFORMATION

     The Company's Annual Report on Form 10-K and Quarterly Report on Form 10-Q for the fiscal year ended August 31, 1999 are attached hereto. These documents contain materials required to be incorporated and disclosed in this proxy statement under Regulation 14A of the Securities Exchange Act of 1934 and are hereby incorporated as part of this proxy statement.

                         INDEPENDENT PUBLIC ACCOUNTANTS

     Deloitte & Touche LLP, a firm of independent public accountants, has been appointed the Company's independent public accountants for fiscal year ending August 31, 2000. The appointment of auditors is approved annually by the board of directors. The decision of the Board is based on the recommendation of the Audit Committee. A representative of Deloitte & Touche will be present at the meeting, either in person or telephonically. Such representative will have the opportunity to make a statement and will be available to respond to questions.

                             STOCKHOLDERS PROPOSALS

     Any stockholder of the Company who wishes to present a proposal at the 2001 annual meeting of stockholders of the Company, and who wishes to have such proposal included in the Company's proxy statement and form of proxy for that meeting, must deliver a copy of such proposal to the Company at its principal executive offices at 1000 Parkwood Circle, Suite 600, Atlanta, Georgia 30339,
Attention: Corporate Secretary, no later than November 2, 2000; however, if next year's annual meeting of stockholders is held on a date more than 30 days before or after the 2000 annual meeting of stockholders, any stockholder who wishes to have a proposal included in the Company's proxy statement for that meeting must deliver a copy of the proposal to the Company at a reasonable time before the proxy solicitation is made. The Company reserves the right to decline to include in the Company's proxy statement any stockholder's proposal which does not comply with the rules of the Securities and Exchange Commission for inclusion therein.

                                          By Order of the board of directors,

                                          Champ Meyercord
                                          Chairman and Chief Executive Officer

January   , 2000

                                                                         ANNEX A

                              AMENDED AND RESTATED

                          ALTIVA FINANCIAL CORPORATION

                           1999 INCENTIVE STOCK PLAN

                               TABLE OF CONTENTS

                                                                                   PAGE
                                                                                   ----
Section 1.   BACKGROUND AND PURPOSE..............................................   A-1
Section 2.   DEFINITIONS.........................................................   A-1
             2.1     Affiliate...................................................   A-1
             2.2     Altiva......................................................   A-1
             2.3     Board.......................................................   A-1
             2.4     Change in Control...........................................   A-1
             2.5     Code........................................................   A-1
             2.6     Committee...................................................   A-1
             2.7     Director....................................................   A-1
             2.8     Fair Market Value...........................................   A-1
             2.9     ISO.........................................................   A-2
             2.10    Key Employee................................................   A-2
             2.11    1933 Act....................................................   A-2
             2.12    1934 Act....................................................   A-2
             2.13    Non-ISO.....................................................   A-2
             2.14    Option......................................................   A-2
             2.15    Option Certificate..........................................   A-2
             2.16    Option Price................................................   A-2
             2.17    Parent......................................................   A-2
             2.18    Plan........................................................   A-2
             2.19    Restricted Stock............................................   A-2
             2.20    Restricted Stock Certificate................................   A-2
             2.21    Rule 16b-3..................................................   A-2
             2.22    Stock.......................................................   A-2
             2.23    SAR Value...................................................   A-2
             2.24    Stock Appreciation Right....................................   A-2
             2.25    Stock Appreciation Right Certificate........................   A-2
             2.26    Subsidiary..................................................   A-2
             2.27    Ten Percent Shareholder.....................................   A-2
Section 3.   SHARES RESERVED UNDER PLAN..........................................   A-3
Section 4.   EFFECTIVE DATE......................................................   A-3
Section 5.   COMMITTEE...........................................................   A-3
Section 6.   ELIGIBILITY AND ANNUAL GRANT CAPS...................................   A-3
Section 7.   OPTIONS.............................................................   A-3
             7.1     Committee Action............................................   A-3
             7.2     $100,000 Limit..............................................   A-4
             7.3     Grants to Directors.........................................   A-4
             7.4     Option Price................................................   A-4
             7.5     Exercise Period.............................................   A-5
Section 8.   STOCK APPRECIATION RIGHTS...........................................   A-5
             8.1     Committee Action............................................   A-5
             8.2     Terms and Conditions........................................   A-5
                     (a) Stock Appreciation Right Certificate....................   A-5
                     (b) Option Certificate......................................   A-5
             8.3     Exercise....................................................   A-5
Section 9.   RESTRICTED STOCK....................................................   A-6
             9.1     Committee Action............................................   A-6

                                                                                   PAGE
                                                                                   ----
             9.2     Effective Date..............................................   A-6
             9.3     Conditions..................................................   A-6
                     (a) Conditions to Issuance of Stock.........................   A-6
                     (b) Forfeiture Conditions...................................   A-6
             9.4     Dividends and Voting Rights.................................   A-6
             9.5     Satisfaction of Forfeiture Conditions; Provision for Income
                     and Excise Taxes............................................   A-6
             9.6     Section 162(m)..............................................   A-7
             9.7     Grants to Directors.........................................   A-7
                     (a) General Rule............................................   A-7
                     (b) Election................................................   A-7
                     (c) Transferability.........................................   A-7
                     (d) Transition Rule.........................................   A-7
Section 10.  NONTRANSFERABILITY..................................................   A-7
Section 11.  SECURITIES REGISTRATION.............................................   A-8
Section 12.  LIFE OF PLAN........................................................   A-8
Section 13.  ADJUSTMENT..........................................................   A-8
             13.1    Capital Structure...........................................   A-8
             13.2    Mergers.....................................................   A-8
             13.3    Fractional Shares...........................................   A-9
Section 14.  SALE, MERGER OR CHANGE IN CONTROL...................................   A-9
Section 15.  AMENDMENT OR TERMINATION............................................   A-9
Section 16.  MISCELLANEOUS.......................................................   A-9
             16.1    Shareholder Rights..........................................   A-9
             16.2    No Contract of Employment...................................  A-10
             16.3    Withholding.................................................  A-10
             16.4    Construction................................................  A-10
             16.5    Other Conditions............................................  A-10
             16.6    Rule 16b-3..................................................  A-10
             16.7    Loans.......................................................  A-10

                                   SECTION 1

                             BACKGROUND AND PURPOSE

     The purpose of this Plan is to promote the interest of Altiva by authorizing the Committee to grant Options to Key Employees and Directors and to grant Restricted Stock and Stock Appreciation Rights to Key Employees in order
(1) to attract and retain Key Employees and Directors, (2) to provide an additional incentive to each Key Employee or Director to work to increase the value of Stock and (3) to provide each Key Employee or Director with a stake in the future of Altiva which corresponds to the stake of each of Altiva's stockholders.

                                   SECTION 2

                                  DEFINITIONS

     2.1 Affiliate. means any organization (other than a Subsidiary) that would be treated as under common control with Altiva under Section 414(c) of the Code if "50 percent" were substituted for "80 percent" in the income tax regulations under Section 414(c) of the Code.

     2.2 Altiva. means Altiva Financial Corporation (formerly known as Mego Mortgage Corporation) and any successor to Altiva Financial Corporation.

     2.3 Board.  means the Board of Directors of Altiva.

     2.4 Change in Control. means (1) a "change in control" of Altiva of a nature that would be required to be reported in response to Item 6(e) of
Schedule 14A for a proxy statement filed under Section 14(a) of the Securities Exchange Act of 1934, as amended ("1934 Act"), (2) a "person" (as that term is used in 14(d)(2) of the 1934 Act) becomes after the effective date of this Plan the beneficial owner (as defined in Rule 13d-3 under the 1934 Act) directly or indirectly of securities representing 50% or more of the combined voting power for election of directors of the then outstanding securities of Altiva, (3) the individuals who at the beginning of any period of two consecutive years or less constitute the Board cease for any reason during such period to constitute at least a majority of the Board, unless the election or nomination for election of each new member of the Board was approved by vote of at least two-thirds of the members of the Board then still in office who were members of the Board at the beginning of such period, (4) the shareholders of Altiva approve any dissolution or liquidation of Altiva or any sale or disposition of 50% or more of the assets or business of Altiva or (5) the shareholders of Altiva approve a merger or consolidation to which Altiva is a party (other than a merger or consolidation with a wholly-owned subsidiary of Altiva) or a share exchange in which Altiva shall exchange Altiva shares for shares of another corporation as a result of which the persons who were shareholders of Altiva immediately before the effective date of such merger, consolidation or share exchange shall have beneficial ownership of less than 50% of the combined voting power for election of directors of the surviving corporation following the effective date of such merger, consolidation or share exchange.

     2.5 Code.  means the Internal Revenue Code of 1986, as amended.

     2.6 Committee. means a committee of the Board which shall have at least 2 members, each of whom shall be appointed by and shall serve at the pleasure of the Board and shall come within the definition of a "non-employee director" under Rule 16b-3 and an "outside director" under Section 162(m) of the Code.

     2.7 Director. means any member of the Board who is not an employee of Altiva or a Parent or Subsidiary or affiliate (as such term is defined in Rule 405 of the 1933 Act) of Altiva.

     2.8 Fair Market Value. means (1) the closing price on any date for a share of Stock as reported by The Wall Street Journal under the quotation system under which such closing price is reported or, if The Wall Street Journal no longer reports such closing price, such closing price as reported by a newspaper or trade journal selected by the Committee or, if no such closing price is available on such date, (2) such closing price as so reported in accordance with
Section 2.7(1) for the immediately preceding business day, or, if no newspaper or trade journal reports such closing price or if no such price quotation is available, (3) the price which the Committee acting in good faith determines through any reasonable valuation method that a share of

Stock might change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or to sell and both having reasonable knowledge of the relevant facts.

     2.9 ISO. means an option granted under this Plan to purchase Stock which is intended to satisfy the requirements of Section 422 of the Code.

     2.10 Key Employee. means an employee of Altiva or any Subsidiary or Parent or Affiliate designated by the Committee who, in the judgment of the Committee acting in its absolute discretion, is key directly or indirectly to the success of Altiva.

     2.11 1933 Act.  means the Securities Act of 1933, as amended.

     2.12 1934 Act.  means the Securities Exchange Act of 1934, as amended.

     2.13 Non-ISO. means an option granted under this Plan to purchase Stock which is intended to fail to satisfy the requirements of Section 422 of the Code.

     2.14 Option. means an ISO or a Non-ISO which is granted under Section 7 of this Plan.

     2.15 Option Certificate. means the written certificate which sets forth the terms and conditions of an Option granted to a Key Employee or Director under this Plan.

     2.16 Option Price. means the price which shall be paid to purchase one share of Stock upon the exercise of an Option granted under this Plan.

     2.17 Parent. means any corporation which is a parent of Altiva within the meaning of Section 424(e) of the Code.

     2.18 Plan. means this Altiva Financial Corporation 1999 Incentive Stock Plan as originally effective January 12, 1999 and as amended and restated effective as of the date provided under Section 4, and as may be amended from time to time thereafter.

     2.19 Restricted Stock. means Stock granted to a Key Employee under Section 9 of this Plan.

     2.20 Restricted Stock Certificate. means the written certificate which sets forth the terms and conditions of a Restricted Stock grant to a Key Employee.

     2.21 Rule 16b-3. means the exemption under Rule 16b-3 to Section 16(b) of the 1934 Act or any successor to such rule.

     2.22 Stock.  means $.01 par value common stock of Altiva.

     2.23 SAR Value. means the value assigned by the Committee to a share of Stock in connection with the grant of a Stock Appreciation Right under Section 10.

     2.24 Stock Appreciation Right. means a right to receive the appreciation in a share of Stock which is granted under Section 8 of this Plan either as part of an Option or independent of any Option.

     2.25 Stock Appreciation Right Certificate. means the written certificate which sets forth the terms and conditions of a Stock Appreciation Right which is granted to a Key Employee independent of an Option.

     2.26 Subsidiary. means a corporation which is a subsidiary corporation (within the meaning of Section 424(f) of the Code) of Altiva.

     2.27 Ten Percent Shareholder. means a person who owns (after taking into account the attribution rules of Section 424(d) of the Code) more than ten percent of the total combined voting power of all classes of stock of either Altiva, a Subsidiary or Parent.

                                   SECTION 3

                           SHARES RESERVED UNDER PLAN

     There shall be 1,950,000 shares of Stock newly reserved for use under this Plan in addition to the remainder of the 1,200,000 shares of Stock initially reserved for use under this Plan as originally adopted effective January 12, 1999. Such shares of Stock shall be reserved to the extent that Altiva deems appropriate from authorized but unissued shares of Stock and from shares of Stock which have been reacquired by Altiva. Any shares of Stock subject to an Option which remain unissued after the cancellation, expiration or exchange of such Option, any shares of Restricted Stock which are forfeited or canceled and any shares of Stock subject to a Stock Appreciation Right with respect to which no exercise has been made under Section 8 before the cancellation or expiration of such Stock Appreciation Right thereafter shall again become available for use under this Plan, but any shares of Stock used to exercise an Option or to satisfy a withholding obligation shall not again become available for use under this Plan.

                                   SECTION 4

                                 EFFECTIVE DATE

     The effective date of this Plan as amended and restated shall be the date the shareholders of Altiva (acting at a duly called meeting of such shareholders) approve this Plan. The effective date of this Plan prior to such amendment and restatement was January 12, 1999, the date of its adoption by the Board.

                                   SECTION 5

                                   COMMITTEE

     This Plan shall be administered by the Committee. The Committee acting in its absolute discretion shall exercise such powers and take such action as expressly called for under this Plan and, further, the Committee shall have the power to interpret this Plan and (subject to Section 13, Section 14 and Section 15 and Rule 16b-3) to take such other action in the administration and operation of this Plan as the Committee deems equitable under the circumstances, which action shall be binding on Altiva, on each affected Key Employee or Director and on each other person directly or indirectly affected by such action.

                                   SECTION 6

                       ELIGIBILITY AND ANNUAL GRANT CAPS

     Only Key Employees who are employed by Altiva or a Subsidiary or Parent shall be eligible for the grant of ISOs under this Plan, and Key Employees and Directors shall be eligible for the grant of Non-ISOs under this Plan. Only Key Employees shall be eligible for the grant of Restricted Stock or Stock Appreciation Rights under this Plan. No Key Employee in any calendar year shall be granted an Option (including an Option granted in exchange for the cancellation of (1) an outstanding Option or (2) an outstanding option granted under any other Altiva stock option plan) to purchase more than 2,000,000 shares of Stock or a Stock Appreciation Right with respect to more than 2,000,000 shares of Stock, unless the Committee determines that a grant of a greater number of shares of Stock for a specific Key Employee in a specific calendar year is in the best interests of Altiva.

                                   SECTION 7

                                    OPTIONS

     7.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Options to Key Employees under this Plan from time to time to purchase shares of Stock and, further, the Committee shall have the right to grant new Options in exchange for the cancellation of (1) outstanding Options that have a higher or lower Option Price than the new Options or (2) outstanding options granted under any other Altiva stock option plan that have a higher or lower Option Price than the new Options. Each grant of an Option to a Key Employee shall be evidenced by an Option Certificate, and each Option Certificate shall set forth whether the Option is an ISO or a Non-ISO and shall set forth such other terms and conditions of such grant as the Committee acting in its absolute discretion deems consistent with the terms of this Plan; however, if the Committee grants an ISO and a Non-ISO to a Key Employee on the same date, the right of the Key Employee to exercise the ISO shall not be conditioned on his or her failure to exercise the Non-ISO. The Committee shall have the right to grant a Non-ISO and Restricted Stock to a Key Employee at the same time and to condition the exercise of the Non-ISO on the forfeiture of the Restricted Stock grant. The Committee also shall have the right in connection with the grant of one Option to provide in the related Option Certificate for the automatic grant of one, or more than one, additional Option, where the grant of the additional Option or Options would be triggered by the occurrence of such event or such events as the Committee deems appropriate under the circumstances.

     7.2 $100,000 Limit. To the extent that the aggregate Fair Market Value of Stock (determined as of the date the ISO is granted) with respect to which ISOs first become exercisable in any calendar year exceeds $100,000, such Options shall be treated as Non-ISOs. The Fair Market Value of Stock subject to any other option (determined as of the date such option was granted) which (1) satisfies the requirements of Section 422 of the Code and (2) is granted to a Key Employee under a plan maintained by Altiva, a Subsidiary or a Parent Corporation shall be treated (for purposes of this $100,000 limitation) as if granted under this Plan. The Committee shall interpret and administer the limitation set forth in this Section 7.2 in accordance with Section 422(d) of the Code, and the Committee shall treat this Section 7.2 as in effect only for those periods for which Section 422(d) of the Code is in effect.

     7.3 Grants to Directors. Each Director automatically shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of the first day he first serves as a Director to purchase 3,500 shares of Stock at an Option Price no less than the Fair Market Value of a share of Stock on the date of such grant. Thereafter, each Director who is serving as such on the last day of Altiva's fiscal year and who has served as such for more than one full year automatically shall be granted (without any further action on the part of the Committee) a Non-ISO under this Plan as of the last day of such fiscal year to purchase 500 shares of Stock at an Option Price no less than the Fair Market Value of a share of Stock on the date of such grant. Each Non-ISO granted under this Plan to a Director shall be evidenced by an Option Certificate, shall be exercisable in full upon grant and shall expire on the date set forth in the related Option Certificate or, if earlier, on the tenth anniversary of the date of the grant of the Non-ISO. A Non-ISO granted to a Director under this Section 7.3 shall conform in all other respects to the terms and conditions of a Non-ISO under this Plan, and no Director shall be eligible to receive an Option under this Plan except as provided in this Section 7.3. A grant of a Non-ISO to a Director under this Section 7.3 is intended to be granted in a manner which continues to allow such Director to be a "non-employee director" within the meaning of Rule 16b-3 and an "outside director" within the meaning of Section 162(m) of the Code, and all Non-ISOs granted to Directors under this Section 7.3 shall be construed to effect such intent.

     7.4 Option Price. The Option Price for each share of Stock subject to an Option which is granted to a Key Employee shall be no less than the Fair Market Value of a share of Stock on the date the Option is granted; provided, however, if the Option is an ISO granted to a Key Employee who is a Ten Percent Shareholder, the Option Price for each share of Stock subject to such ISO shall be no less than 110% of the Fair Market Value of a share of Stock on the date such ISO is granted. The Option Price shall be payable in full upon the exercise of any Option, and at the discretion of the Committee an Option Certificate can provide for the payment of the Option Price either in cash, by check or in Stock which has been held for at least 6 months and which is acceptable to the Committee or in any combination of cash, check and such Stock. The Option Price in addition may be paid through any broker facilitated cashless exercise procedure acceptable to the Committee or its delegate. Any payment made in Stock shall be treated as equal to the Fair Market Value of such Stock on the date the certificate for such Stock is tendered to the Committee or its delegate in a manner satisfactory to the Committee.

     7.5 Exercise Period. Each Option granted under this Plan to a Key Employee shall be exercisable in whole or in part at such time or times as set forth in the related Option Certificate, but no Option Certificate shall make an Option granted to a Key Employee exercisable on or after the earlier of:

          (1) the date such Option is exercised in full, or

          (2) the date which is the fifth anniversary of the date the Option is granted, if the Option is an ISO and the Key Employee is a Ten Percent Shareholder on the date the Option is granted, or

          (3) the date which is the tenth anniversary of the date the Option is granted, if the Option is (a) a Non-ISO or (b) an ISO which is granted to a Key Employee who is not a Ten Percent Shareholder on the date the Option is granted.

An Option Certificate may provide for the exercise of an Option after the employment of a Key Employee has terminated for any reason whatsoever, including death or disability.

                                   SECTION 8

                           STOCK APPRECIATION RIGHTS

     8.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant a Stock Appreciation Right to a Key Employee under this Plan from time to time, and each Stock Appreciation Right grant shall be evidenced by a Stock Appreciation Right Certificate or, if such Stock Appreciation Right is granted as part of an Option, shall be evidenced by the Option Certificate for the related Option.

     8.2 Terms and Conditions.

          (a) Stock Appreciation Right Certificate. If a Stock Appreciation Right is evidenced by a Stock Appreciation Right Certificate, such certificate shall set forth the number of shares of Stock to which the Key Employee has the right to appreciation and the SAR Value of each share of Stock. Such SAR Value shall be no less than the Fair Market Value of a share of Stock on the date that the Stock Appreciation Right is granted. The Stock Appreciation Right Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances, but no Stock Appreciation Right Certificate shall make a Stock Appreciation Right exercisable on or after the date which is the tenth anniversary of the date such Stock Appreciation Right is granted.

          (b) Option Certificate. If a Stock Appreciation Right is evidenced by an Option Certificate, the SAR Value for each share of Stock subject to the Stock Appreciation Right shall be the Option Price for the related Option. Each such Option Certificate shall provide that the exercise of the Stock Appreciation Right with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Option with respect to such share and, conversely, that the exercise of the Option with respect to any share of Stock shall cancel the Key Employee's right to exercise his or her Stock Appreciation Right with respect to such share. A Stock Appreciation Right which is granted as part of an Option shall be exercisable only while the related Option is exercisable. The Option Certificate shall set forth such other terms and conditions for the exercise of the Stock Appreciation Right as the Committee deems appropriate under the circumstances.

     8.3 Exercise. A Stock Appreciation Right shall be exercisable only when the Fair Market Value of a share of Stock subject to such Stock Appreciation Right exceeds the SAR Value for such share, and the payment due on exercise shall be based on such excess with respect to the number of shares of Stock to which the exercise relates. A Key Employee upon the exercise of his or her Stock Appreciation Right shall receive a payment from Altiva in cash or in Stock, or in a combination of cash and Stock, and any payment in Stock shall be based on the Fair Market Value of a share of Stock on the date the Stock Appreciation Right is exercised. The Committee acting in its absolute discretion shall have the right to determine the form and time of any payment under this Section 8.3.

                                   SECTION 9

                                RESTRICTED STOCK

     9.1 Committee Action. The Committee acting in its absolute discretion shall have the right to grant Restricted Stock to Key Employees under this Plan from time to time and, further, shall have the right to make new Restricted Stock grants in exchange for the cancellation of an outstanding Restricted Stock grant to such Key Employee. Each Restricted Stock grant shall be evidenced by a Restricted Stock Certificate, and each Restricted Stock Certificate shall set forth the conditions, if any, under which the grant will be effective and the conditions under which the Key Employee's interest in the underlying Stock will become nonforfeitable.

     9.2 Effective Date. A Restricted Stock grant shall be effective (1) as of the date set by the Committee when the grant is made or, if the grant is made subject to one, or more than one, condition, (2) as of the date such conditions have been timely satisfied.

     9.3 Conditions.

          (a) Conditions to Issuance of Stock. The Committee acting in its absolute discretion may make the issuance of Restricted Stock to a Key Employee subject to the satisfaction of one, or more than one, condition which the Committee deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, and the related Restricted Stock Certificate shall set forth each such condition and the deadline for satisfying each such condition. Stock subject to a Restricted Stock grant shall be issued in the name of a Key Employee only after each such condition, if any, has been timely satisfied, and any Stock which is so issued shall be held by Altiva pending the satisfaction of the forfeiture conditions, if any, under Section 9.3(b) for the related Restricted Stock grant.

          (b) Forfeiture Conditions. The Committee acting in its absolute discretion may make Restricted Stock issued in the name of a Key Employee subject to one, or more than one, objective employment, performance or other forfeiture condition that the Committee acting in its absolute discretion deems appropriate under the circumstances for Key Employees generally or for a Key Employee in particular, including a condition which results in a forfeiture if a Key Employee exercises a Non-ISO granted in tandem with his or her Restricted Stock grant, and the related Restricted Stock Certificate shall set forth each such condition, if any, and the deadline, if any, for satisfying each such forfeiture condition. A Key Employee's nonforfeitable interest in the shares of Stock underlying a Restricted Stock grant shall depend on the extent to which he or she timely satisfies each such condition. Each share of Stock underlying a Restricted Stock grant shall be unavailable under Section 3 after such grant is effective unless such share is forfeited as a result of a failure to timely satisfy a forfeiture condition, in which event such share of Stock shall again become available under Section 3 as of the date of such failure.

     9.4 Dividends and Voting Rights. If a cash dividend is declared on a share of Stock underlying a Restricted Stock grant during the period which begins on the date such grant is effective and ends immediately before the first date that a Key Employee's interest in such underlying Stock (1) is forfeited completely or (2) becomes completely nonforfeitable, Altiva shall pay such cash dividend directly to such Key Employee. If a Stock dividend is declared on such a share of Stock during such period, such Stock dividend shall be treated as part of the grant of the related Restricted Stock, and a Key Employee's interest in such Stock dividend shall be forfeited or shall become nonforfeitable at the same time as the Stock with respect to which the Stock dividend was paid is forfeited or becomes nonforfeitable. The disposition of each other form of dividend which is declared on such a share of Stock during such period shall be made in accordance with such rules as the Committee shall adopt with respect to each such dividend. A Key Employee also shall have the right to vote the Stock underlying his or her Restricted Stock grant during such period.

     9.5 Satisfaction of Forfeiture Conditions; Provision for Income and Excise Taxes. A share of Stock shall cease to be Restricted Stock at such time as a Key Employee's interest in such Stock becomes nonforfeitable under this Plan, and the certificate representing such share shall be transferred to the Key Employee as soon as practicable thereafter. The Committee acting in its absolute discretion shall have the power to authorize and direct the payment of a cash bonus (or to provide in the terms of the Restricted Stock

Certificate for Altiva to make such payment) to a Key Employee to pay all, or any portion of, his or her federal, state and local income and excise tax liability which the Committee deems attributable to his or her interest in his or her Restricted Stock grant becoming nonforfeitable and, further, to pay any such tax liability attributable to such cash bonus.

     9.6 Section 162(m). Except where the Committee deems it in the best interests of Altiva, the Committee shall use its best efforts to grant Restricted Stock either (1) subject to at least one condition which can result in the Restricted Stock qualifying as "performance-based compensation" under
Section 162(m) of the Code if the shareholders of Altiva approve such condition and the Committee takes such other action as the Committee deems necessary or appropriate for such grant to so qualify under Section 162(m) or (2) under such other circumstances as the Committee deems likely to result in an income tax deduction for the grant.

     9.7 Grants to Directors.

          (a) General Rule. At least 60% of a Director's compensation for all services rendered as such in each fiscal quarter for Altiva shall be paid by Altiva in whole shares of Stock based on the Fair Market Value of such Stock on the last day of each such fiscal quarter and in cash in lieu of any fractional share and, absent an effective election under Section 9.7(b) 100% of such compensation shall be paid in whole shares of Stock and in cash in lieu of any fractional share of Stock.

          (b) Election. A Director may elect in a manner satisfactory to the Committee that any percentage of his or her compensation be paid in whole shares of Stock, but the percentage elected by the Director cannot be less than 60% or more than 100%. An election under this Section 9.7(b) shall be effected for compensation which is otherwise payable in cash after the end of the fiscal quarter for Altiva in which the election is delivered to the Committee or its delegate.

          (c) Transferability. No shares of Stock transferred to a Director may be transferred by the Director to any other person while he or she remains a Director other than by will or by the laws of descent and distribution without the express consent of the Committee unless the Director serves as such as a representative of his or her employer, in which event the Director may assign all his or her rights in such Stock to his or her employer subject to the general restriction on transfers set forth in this
     Section 9.7(c).

          (d) Transition Rule. If any Director is due any compensation for services rendered as such on January 12, 1999, such compensation shall be paid in whole shares of Stock under this Section 9.7 (and in cash in lieu of any fractional share) as of the last day of the fiscal quarter for Altiva which includes January 12, 1999.

                                   SECTION 10

                               NONTRANSFERABILITY

     No Option, Restricted Stock or Stock Appreciation Right shall (absent the Committee's consent or the application of Section 9.7(c)) be transferable by a Key Employee or an Director other than by will or by the laws of descent and distribution, and any Option or Stock Appreciation Right shall (absent the Committee's consent or the application of Section 9.7(c)) be exercisable during a Key Employee's or Director's lifetime only by the Key Employee or Director. The person or persons to whom an Option or Restricted Stock or Stock Appreciation Right is transferred by will or by the laws of descent and distribution (or with the Committee's consent) thereafter shall be treated as the Key Employee or Director.

                                   SECTION 11

                            SECURITIES REGISTRATION

     Each Option Certificate, Restricted Stock Certificate and Stock Appreciation Right Certificate shall provide that, upon the receipt of shares of Stock as a result of the exercise of an Option or a Stock Appreciation Right or the satisfaction of the forfeiture conditions under a Restricted Stock Certificate, the Key Employee or Director shall, if so requested by Altiva, hold such shares of Stock for investment and not with a view of resale or distribution to the public and, if so requested by Altiva, shall deliver to Altiva a written statement satisfactory to Altiva to that effect. As for Stock issued pursuant to this Plan, Altiva at its expense shall take such action as it deems necessary or appropriate to register the original issuance of such Stock to a Key Employee or Director under the 1933 Act or under any other applicable securities laws or to qualify such Stock for an exemption under any such laws prior to the issuance of such Stock to a Key Employee or Director; however, Altiva shall have no obligation whatsoever to take any such action in connection with the transfer, resale or other disposition of such Stock by a Key Employee or Director.

                                   SECTION 12

                                  LIFE OF PLAN

     No Option, Restricted Stock or Stock Appreciation Right shall be granted under this Plan on or after the earlier of:

          (1) January 12, 2009, in which event this Plan otherwise thereafter shall continue in effect until all outstanding Options and Stock Appreciation Rights have been exercised in full or no longer are exercisable and all Restricted Stock grants under this Plan have been forfeited or the forfeiture conditions, if any, on such Stock have been satisfied in full, or

          (2) the date on which all of the Stock reserved under Section 3 of this Plan has (as a result of the exercise of Options or Stock Appreciation Rights granted under this Plan or the satisfaction of the forfeiture conditions, if any, on Restricted Stock) been issued or no longer is available for use under this Plan, in which event this Plan also shall terminate on such date.

                                   SECTION 13

                                   ADJUSTMENT

     13.1 Capital Structure. The number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan, the grant caps described in Section 6 of this Plan, the number, kind or class (or any combination thereof) of shares of Stock subject to Options or Stock Appreciation Rights granted under this Plan and the Option Price of such Options and the SAR Value of such Stock Appreciation Rights as well as the number, kind or class of shares of Restricted Stock granted under this Plan shall be adjusted by the Committee in an equitable manner to reflect any change in the capitalization of Altiva, including, but not limited to, such changes as stock dividends or stock splits.

     13.2 Mergers. The Committee as part of any corporate transaction described in Section 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Section 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock reserved under Section 3 of this Plan and the grant caps described in
Section 6 of this Plan. Furthermore, the Committee as part of any corporate transaction described in Section 424(a) of the Code shall have the right to adjust (in any manner which the Committee in its discretion deems consistent with Section 424(a) of the Code) the number, kind or class (or any combination thereof) of shares of Stock underlying any Restricted Stock grants previously made under this Plan and any related grant conditions and forfeiture conditions, and the number, kind or class (or any combination thereof) of shares subject to Option and Stock Appreciation Right grants previously made under this Plan and the related Option Price and SAR Value for each such Option and Stock Appreciation Right, and, further, shall have the right (in any manner which the Committee in its discretion deems consistent with Section 424(a) of the Code) to make Restricted Stock, Option and Stock Appreciation Right grants to effect the assumption of, or the substitution for, restricted stock, option and stock appreciation right grants previously made by any other corporation to the extent that such corporate transaction calls for such substitution or assumption of such restricted stock, option or appreciation right grants.

     13.3 Fractional Shares. If any adjustment under this Section 13 would create a fractional share of Stock or a right to acquire a fractional share of Stock, such fractional share shall be disregarded and the number of shares of Stock reserved under this Plan and the number subject to any Options or Stock Appreciation Right grants and Restricted Stock grants shall be the next lower number of shares of Stock, rounding all fractions downward. An adjustment made under this Section 13 by the Board shall be conclusive and binding on all affected persons and, further, shall not constitute an increase in "the number of shares of Stock reserved under Section 3" within the meaning of Section 15 of this Plan.

                                   SECTION 14

                       SALE, MERGER OR CHANGE IN CONTROL

     If on any date Altiva agrees to sell all or substantially all of its assets or agrees to any merger, consolidation, reorganization, division or other corporate transaction in which Stock is converted into another security or into the right to receive securities or property or if a tender offer is made which could lead to a Change in Control (other than a tender offer by Altiva or an employee benefit plan established and maintained by Altiva), the Board shall waive any conditions to the exercise of all then outstanding Options and Stock Appreciation Rights and waive any then outstanding issuance and forfeiture conditions on any Restricted Stock and shall have the right to cancel such Options, Stock Appreciation Rights and Restricted Stock grants after providing each Key Employee and Director a reasonable opportunity to exercise his or her Options and Stock Appreciation Rights and to take such other action as necessary or appropriate to receive the Stock subject to any Restricted Stock grants.

                                   SECTION 15

                            AMENDMENT OR TERMINATION

     This Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate; provided, however, no such amendment shall be made absent the approval of the shareholders of Altiva required under
Section 422 of the Code (1) to increase the number of shares of Stock reserved under Section 3 which can be used for ISO grants, or (2) to change the class of employees eligible for Options which are ISOs. The Board also may suspend the granting of Options or Stock Appreciation Rights or Restricted Stock under this Plan at any time and may terminate this Plan at any time; provided, however, the Board shall not have the right unilaterally to modify, amend or cancel any Option, Stock Appreciation Right or Restricted Stock granted before such suspension or termination unless (1) the Key Employee or Director consents in writing to such modification, amendment or cancellation or (2) there is a dissolution or liquidation of Altiva or a transaction described in Section 13 or
Section 14 of this Plan.

                                   SECTION 16

                                 MISCELLANEOUS

     16.1 Shareholder Rights. No Key Employee or Director shall have any rights as a shareholder of Altiva as a result of the grant of an Option or a Stock Appreciation Right granted to him or her under this Plan or his or her exercise of such Option or Stock Appreciation Right pending the actual delivery of the Stock subject to such Option to such Key Employee or Director. Subject to
Section 9.4, a Key Employee's rights as a shareholder in the shares of Stock underlying a Restricted Stock grant which is effective shall be set forth in the related Restricted Stock Certificate.

     16.2 No Contract of Employment. The grant of an Option or a Stock Appreciation Right or Restricted Stock to a Key Employee or Director under this Plan shall not constitute a contract of employment or a right to continue to serve on the Board and shall not confer on a Key Employee or Director any rights upon his or her termination of employment or service in addition to those rights, if any, expressly set forth in the related Option Certificate, Stock Appreciation Right Certificate, or Restricted Stock Certificate.

     16.3 Withholding. Each Option, Stock Appreciation Right and Restricted Stock grant shall be made subject to the condition that the Key Employee or Director consents to whatever action the Committee directs to satisfy the federal and state tax withholding requirements, if any, which the Committee in its discretion deems applicable to the exercise of such Option or Stock Appreciation Right or the satisfaction of any forfeiture conditions with respect to Restricted Stock issued in the name of the Key Employee or Director. The Committee also shall have the right to provide in an Option Certificate, Stock Appreciation Right Certificate or a Restricted Stock Certificate that a Key Employee or Director may elect to satisfy federal and state tax withholding requirements through a reduction in the cash or the number of shares of Stock actually transferred to him or to her under this Plan.

     16.4 Construction. All references to sections (Section) are to sections (Section) of this Plan unless otherwise indicated. This Plan shall be construed under the laws of the State of Georgia. Finally, each term set forth in Section 2 shall have the meaning set forth opposite such term for purposes of this Plan and, for purposes of such definitions, the singular shall include the plural and the plural shall include the singular.

     16.5 Other Conditions. Each Option Certificate, Stock Appreciation Right Certificate or Restricted Stock Certificate may require that a Key Employee or Director (as a condition to the exercise of an Option or a Stock Appreciation Right or a Restricted Stock grant) enter into any agreement or make such representations prepared by Altiva, including any agreement which restricts the transfer of Stock acquired pursuant to the exercise of an Option or a Stock Appreciation Right or Restricted Stock grant or provides for the repurchase of such Stock by Altiva under certain circumstances.

     16.6 Rule 16b-3. The Committee shall have the right to amend any Option, Restricted Stock or Stock Appreciation Right grant or to withhold or otherwise restrict the transfer of any Stock or cash under this Plan to a Key Employee or Director as the Committee deems appropriate in order to satisfy any condition or requirement under Rule 16b-3 to the extent Rule 16 of the 1934 Act might be applicable to such grant or transfer.

     16.7 Loans. If approved by the Committee, Altiva may lend money to, or guarantee loans made by a third party to, any Key Employee to finance the exercise of any Option granted under this Plan, and the exercise of an Option with the proceeds of any such loan shall be treated as an exercise for cash under this Plan. If approved by the Committee, Altiva also may, in accordance with a Key Employee's instructions, transfer Stock upon the exercise of an Option directly to a third party in connection with any arrangement made by the Key Employee for financing the exercise of such Option.

     IN WITNESS WHEREOF, Altiva Financial Corporation has caused its duly authorized officer to execute this Plan to evidence its adoption of this Plan.

                                          ALTIVA FINANCIAL CORPORATION

                                          By: ------------------------

                                          Date: ------------------------

                          ALTIVA FINANCIAL CORPORATION
                        1000 PARKWOOD CIRCLE, SUITE 600
                             ATLANTA, GEORGIA 30339

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS FOR THE ANNUAL MEETING OF STOCKHOLDERS ON FEBRUARY 29, 2000

     The undersigned stockholder of Altiva Financial Corporation, a Delaware corporation (the "Company"), hereby appoints Edward B. Meyercord and J. Richard Walker or either of them, the proxy or proxies of the undersigned, each with full power of substitution, to vote all shares of common stock of the Company which the undersigned is entitled to vote a the Annual Meeting of the Stockholders of the Company to be held at 10:00 a.m., Eastern Standard Time, on February 29, 2000, at the offices of King & Spalding, 191 Peachtree Street, Atlanta Georgia 30303, and at all adjournments or postponements thereof, with authority to vote said common stock on the matters set forth on the reverse side.

     THE SHARES OF COMMON STOCK REPRESENTED BY THIS PROXY WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER, WHO SHALL BE ENTITLED TO THE VOTE CORRESPONDING TO EACH SHARE OF COMMON STOCK HELD BY SUCH STOCKHOLDER.

                 (CONTINUED, AND TO BE SIGNED ON REVERSE SIDE)

         PLEASE MARK YOUR
         VOTES AS IN THIS
 [ X ]   EXAMPLE.


                                                                                                  FOR  AGAINST ABSTAIN
This proxy will be voted as specified. If no specification is       2. To approve the proposal    [  ]   [  ]   [  ]
made, this proxy will be voted FOR the first four proposals and in  to ratify the issuance of
the discretion of the proxies on any other business properly           shares of the Company's
brought before the meeting. Please mark, date, sign and return         common stock, par value
using the enclosed envelope. Your prompt attention will be             $.01, upon conversion of
appreciated.                                                           the Company's 12% Secured
                                                                       Convertible Senior Notes
                                                                       due 2006 to be issued to
                                                                       Value Partners, Ltd.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE            3. To approve the proposal    [  ]   [  ]   [  ]
FOLLOWING:                                                          to issue shares of the
1. To elect five (5) directors to serve until the 2001 Annual          Company's common stock,
Meeting of Stockholders:                                               par value $.01, upon
  (INSTRUCTIONS: TO WITHHOLD AUTHORITY TO VOTE FOR ANY INDIVIDUAL   conversion of the Company's
NOMINEE, STRIKE A LINE THROUGH THE NOMINEE'S NAME IN THE LIST       12% Secured Convertible
BELOW.)                                                             Senior Notes due 2006 to be
                                                                    exchanged for the Company's
                                                                    outstanding 12 1/2%
                                                                    Subordinated Notes due 2001
                                                                    4. To approve amendments to   [  ]   [  ]   [  ]
                                                                    the Company's 1999 Incentive
                                                                       Stock Plan



                                                                    5. In their judgment, the     [  ]   [  ]   [  ]
                                                                    proxies are authorized to
                                                                       vote upon such other
                                                                       business as may be
                                                                       properly brought before
                                                                       the meeting and each
                                                                       adjournment or
                                                                       postponement thereof.

  Spencer I. Browne,               David J. Vida, Jr.,
  Edward B. Meyercord,             John D. Williamson, Jr.
  Hubert M. Stiles, Jr.

  [  ]  WITHHOLD AUTHORITY to vote for all nominees listed


Signature ---------------------------- Date -------------------, 2000

Signature ---------------------------- Date -------------------, 2000

NOTE: Please sign exactly as your name or names appear hereon. For more than one owner as shown above, each should sign. When signing in a fiduciary or representative capacity, please give full title. If this Proxy is submitted by a corporation, it should be executed in the full corporate name by a duly authorized officer, if a partnership, please sign in partnership name by authorized person.